CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated March 1, 2025, and each included in this Post-Effective Amendment No. 230 on the Registration Statement (Form N-1A, File No. 333-173276) of SSGA Active Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated December 20, 2024, with respect to SPDR Galaxy Transformative Tech Accelerators ETF, SPDR Galaxy Digital Asset Ecosystem ETF and SPDR Galaxy Hedged Digital Asset Ecosystem ETF (the “Funds”) (three of the funds constituting SSGA Active Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

February 25, 2025